UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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American Community Properties Trust
________________________________________________________________

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

April 23, 2007

Dear Shareholders:

On behalf of the officers and trustees of American Community Properties Trust (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. EDT, on Wednesday, June 6, 2007, at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland.

At the meeting, shareholders of the Company will be asked to consider and act upon the election of two trustees to serve until 2010 as described in the accompanying Notice of Meeting and Proxy Statement.

The trustees of the Company unanimously recommend that all shareholders of the Company vote in favor of the proposal presented. Your vote is important regardless of the number of shares you own. We strongly encourage all shareholders of the Company to participate by voting their shares by proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed proxy as soon as possible. If you do attend the meeting, you may still vote in person.

Sincerely,

/s/ J. Michael Wilson

J. Michael Wilson
Chairman and
Chief Executive Officer

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 6, 2007

TO THE SHAREHOLDERS OF AMERICAN COMMUNITY PROPERTIES TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Community Properties Trust (the "Company") will be held on Wednesday, June 6, 2007, at 10:00 a.m. EDT at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, for the following purposes:

(1)	To elect two trustees of the Company to serve until the Annual Meeting of Shareholders in 2010; and

(2)	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Trustees has fixed the close of business on April 6, 2007 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

Shareholders are invited to attend the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Trustees

/s/ Cynthia L. Hedrick

Cynthia L. Hedrick
Secretary

St. Charles, Maryland
April 23, 2007

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 6, 2007

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of American Community Properties Trust, a Maryland real estate investment trust (the "Company" or "ACPT"), for the 2007 Annual Meeting of the shareholders of the Company (the "2007 Annual Meeting") to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland on Wednesday, June 6, 2007 at 10:00 a.m. EDT. The Notice of the 2007 Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed on or about April 23, 2007 to shareholders of record of the Company's common shares ("Common Shares") as of the close of business on April 6, 2007. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy card in the envelope provided. Each share entitles the registered holder to one vote. As of April 6, 2007, there were 5,229,954 Common Shares outstanding and entitled to vote at the 2007 Annual Meeting. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is counted by notifying the Secretary of the Company in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. Additionally, if you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

At the 2007 Annual Meeting, shareholders will have the opportunity to elect two trustees to serve until the Annual Meeting in 2010 and to transact such other business as may properly come before the meeting.

The Company's principal executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602.

VOTING OF PROXIES

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all nominees for trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the 2007 Annual Meeting constitutes a quorum. A properly executed proxy marked to withhold authority with respect to the election of a trustee nominee will not be voted with respect to such nominee, although it will be counted for purposes of determining whether there is a quorum. Accordingly, "withhold authority" votes will have the effect of a vote against the election of the nominee. The election of trustees requires the affirmative vote of a plurality of the votes cast at the 2007 Annual Meeting, which means the nominees who receive the most votes will be elected. Votes submitted by mail must be received on or before June 5, 2007.

ELECTION OF TRUSTEES

At the 2007 Annual Meeting, the shareholders will be voting for two nominees to serve as trustees until the Annual Meeting in 2010. The two nominees for election until the 2010 Annual Meeting are J. Michael Wilson and Thomas J. Shafer. Mr. Wilson has been a trustee since March 1997. Mr. Shafer has been a trustee since August 1998. Information regarding the Board's nominees for trustees is set forth below. Information regarding the other trustees whose terms expire in 2008 and 2009 is also set forth below.

Pursuant to the Company's Bylaws, the Board of Trustees consists of not less than three nor more than nine trustees, with the present number of trustees set at six. The Board of Trustees is divided into three classes serving staggered terms, with each class consisting of one-third of the total number of trustees.

The accompanying proxy, if signed and returned, will be voted for election of the Board's nominees unless contrary instructions are given. If the Board's nominees are unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of trustees is reduced by the Board of Trustees in accordance with the Bylaws, for such other person as the Board of Trustees may designate.

Recommendation of the Board of Trustees

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MR. J. MICHAEL WILSON AND MR. THOMAS J. SHAFER AS TRUSTEES.

Nominees for Election to the Board of Trustees for a Three Year Term to Expire at the 2010 Annual Meeting of Shareholders

J. Michael Wilson, 41. Mr. Wilson has been a trustee of the Company since March 1997 and has served as Chairman and Chief Executive Officer of the Company since July 1998. Mr. Wilson was a Director of Interstate General Management Corporation (“IGMC”), the managing general partner of Interstate General Company L.P. (“IGC”), the predecessor to the Company, from 1996 to 1998 and from January 1997 to November 1998 was Vice Chairman, Secretary, and Chief Financial Officer of IGC. He has been President and Chief Operating Officer of Interstate Business Corporation ("IBC"), a general partner of IGC, since 1994 and a Director of IBC since 1991. He served as Vice President of IBC from 1991 to 1994. He has been a director of Wilson Securities Corporation since 1991, and President since March 1996. He was Vice President of Wilson Securities Corporation from 1991 to 1996. He has been Vice President of Interstate Waste Technologies, a subsidiary of IGC, since 1994 and in July 2006 was appointed to their Board of Directors.

Thomas J. Shafer, 77. Mr. Shafer has been a trustee of the Company since August 1998. He is a registered professional engineer specializing in real estate evaluation and land development. Prior to his retirement in 1997, he was a partner in Whitman, Requardt and Associates, LLP ("Whitman Requardt"), an engineering and architectural firm from 1976 through 1997 and its managing partner from 1989 through 1997. He was a director of IGMC from January 1998 to June 2000. He is a member of the Urban Land Institute, the American Society of Professional Engineers and numerous other technical organizations. Whitman Requardt has provided engineering services to the Company for over thirty years.

Members of the Board of Trustees Continuing in Office with a Term to Expire at the 2008 Annual Meeting of Shareholders

T. Michael Scott, 48. Mr. Scott has been a trustee of the Company since December 1999. Mr. Scott has served as President of Cambridge Holdings, a real estate company in Fairfax County, Virginia, since 1992. He has been a principal of the Cambridge companies since 1986. Mr. Scott also serves on the Board of Directors of Tier Technologies, Inc. He is a member of the National Association of Industrial and Office Properties and serves on the Executive Committee of the Washington/Baltimore Chapter of the Young President's Organization. He received a B.S. in Engineering from Cornell University and an MBA from Harvard University.

Thomas S. Condit, 65. Mr. Condit has been a trustee of the Company since January 2003. Prior to his retirement, he served as President and Chief Executive Officer of Craver, Mathews, Smith & Co., Inc., a fundraising and membership development firm, from 1993 to 1995. Prior to that, he served as President and Chief Executive Officer of the National Cooperative Bank in Washington, D.C. He has extensive experience in mortgage banking, investment banking, consumer financial services, federally insured depository services, and community economic development. He earned his juris doctorate from the National Law Center at George Washington University, and a Bachelor of Arts degree from Stanford University.

Members of the Board of Trustees Continuing in Office with a Term to Expire at the 2009 Annual Meeting of Shareholders

Antonio Ginorio, 64. Mr. Ginorio has been a trustee of the Company since January 2001. Prior to his retirement in 2000, he was a Senior Audit Partner in the San Juan Office of PricewaterhouseCoopers, a globally-recognized public accounting firm, for 36 years. He has extensive audit experience in banking, manufacturing, retail and real estate.

Edwin L. Kelly, 65. Mr. Kelly has been a trustee of the Company since March 1997 and has served as President and Chief Operating Officer of the Company since July 1998. Mr. Kelly was President and Chief Operating Officer of IGC and IGMC from 1997 to 1998. Prior to that, he served as Senior Vice President and Treasurer of IGC and Senior Vice President of IGMC since their formation in 1986. He has served in various executive positions with IGC and its predecessor companies since 1974, including as a Director of IGMC from 1986 to 1998.

BOARD AND COMMITTEE MATTERS

Requirements of Board Members

Pursuant to the Company's Declaration of Trust not fewer than two of the members of the Board of Trustees must be persons who are not employed by (i) the Company, (ii) any Affiliate of the Company, or (iii) a member of the family of James J. Wilson, the President and Chief Executive Officer of IGC and the father of J. Michael Wilson.

During the fiscal year 2006, the Board of Trustees held four regular meetings and one special meeting. All trustees attended at least 75% of the total meetings of the Board of Trustees and committees of the Board on which they served. In accordance with Company policy, all members of our Board attended last year's annual meeting.

Trustee Independence
      The Company has established Trustee independence standards to assist the Board in determining Trustee independence in accordance with the requirements of the American Stock Exchange’s (“AMEX”) corporate governance listing standards. The Company considers all relevant facts and circumstances in making an independence determination. To be considered “independent” under our independence standards, our Board of Trustees must determine that the trustee has no material relationship with us (other than as a trustee) directly or indirectly, that would interfere with the exercise of independent judgment.

Our Board has affirmatively determined that Mssrs. Shafer, Scott, Ginorio and Condit are independent pursuant to our independence standards and have no material relationship with us, directly or indirectly, that would interfere with the exercise of independent judgment. Mr. Shafer has a consulting agreement with the Company, described below under the heading “Compensation Committee Interlocks and Insider Participation” which does not interfere with his independence as a Trustee, but does preclude him from being able to serve as a member of the Audit Committee.

Committees of the Board

The Board of Trustees has established three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for the Audit Committee and the Nominating and Corporate Governance Committee may be found on our website at www.acptrust.com. You may also obtain a copy of the Audit Committee and the Nominating and Corporate Governance Committee charters without charge by writing to the Secretary of the Company at the principal executive offices of the Company.

Audit Committee. The Audit Committee consists of three members, each of whom qualifies as an independent trustee under AMEX listing requirements. The responsibilities of the Audit Committee include the appointment and termination of the independent auditors, reviewing the plans for and results of the annual audit engagement with the independent auditors, approval of any other professional services provided by the independent auditors, approval of the fees paid to the independent auditors for audit and non-audit services, and periodically reviewing, with the assistance of the independent auditors, the adequacy of ACPT's internal accounting controls. The members of the Audit Committee for 2006 were Messrs. Ginorio (Chairman), Condit and Scott. The Audit Committee held five meetings during the year ended December 31, 2006.

The Board of Trustees has determined that each member of the Audit Committee is, as required by AMEX rules, able to read and understand fundamental financial statements and that at least one member of the committee, Mr. Ginorio, Chairman of the Audit Committee, is "financially sophisticated" under the AMEX rules and is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee. The Compensation Committee consists of four members, each of whom is an independent trustee under the AMEX listing requirements. The Compensation Committee does not currently have a charter. However, as an organized subcommittee to the Board of Trustees, it is responsible for approving the compensation of the executive officers of ACPT, including the CEO and for the administration of the Share Incentive Plan. The members of the Compensation Committee for 2006 were Messrs. Shafer (Chairman), Condit, Ginorio and Scott. The Compensation Committee met three times during 2006.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of four members, each of whom is an independent trustee under the AMEX listing requirements. The Committee assists our Board with: identifying qualified individuals to become members of our Board in the event of any vacancy on the Board, recommending to the Board from time to time the member who should serve as Chairman of the Board, determining the composition of the committees of the Board, recommending to the Board, on an annual basis, trustee nominees for the Board to be presented at the annual shareholders meeting, monitoring a process to assess Board effectiveness and developing and implementing our corporate governance guidelines. The members of the Nominating and Corporate Governance Committee for 2006 were Messrs. Scott (Chairman), Condit, Ginorio, and Shafer. The Nominating and Corporate Governance Committee met twice during 2006.

There are no differences in the way the Nominating and Corporate Governance Committee evaluates nominees suggested by shareholders from those suggested by Board members or management.

INDEPENDENT AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees for professional services rendered by Ernst & Young LLP, the Company's independent registered public accounting firm, for the audit of the Company's annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2006	2005

Audit Fees	$802,400	$753,235
Audit-Related Fees	28,200	22,235
Tax Fees	186,326	261,143
All Other Fees	-	-

Audit Fees

Audit fees in 2006 and 2005 represented fees for professional services provided in connection with the annual audit of our financial statements reported on Form 10-K and review of our quarterly financial statements reported on Form 10-Q.

Audit fees in 2006 also included fees for professional services rendered in connection with the audit of the Company’s adoption of Emerging Issues Task Force (EITF) 04-05 on January 1, 2006. Fees billed by Ernst & Young in 2005 also included fees related to the restatement of our Form 10-K for the year ended December 31, 2004 and Form 10-Qs for the periods ended March 31, 2005 and June 30, 2005 of $138,500.

Audit-Related Fees

Audit-related services in 2006 and 2005 included the audit of the Retirement Benefit Plan, the Company’s subscription to Ernst & Young's on-line accounting and auditing research tool and technical accounting assistance.

Tax Fees

We use Ernst & Young for tax services, including tax compliance, tax advice and tax planning. Also included in the tax fees for 2006 and 2005 are amounts relating to assisting the Company in reaching a Closing Agreement with the IRS.

Other Fees

We did not engage the independent auditor to provide services other than those identified in the above categories for us in 2006 or 2005.

Pre-Approval Policies and Procedures

The Audit Committee adopted a policy that requires approval in advance of all audit, audit-related, tax services, and other services performed by the independent auditor outside of the audit engagement letter. The policy provides for pre--approval by the Audit Committee of specifically defined audit and non-audit services. The policy states that the Audit Committee must pre-approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee reports that all services rendered in fiscal year 2006 were pre-approved.

Appointment of Principal Independent Auditor for 2008

The Audit Committee of the Board of Trustees has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2007. Ernst & Young LLP has served in this capacity since May 15, 2002. Ernst & Young LLP will audit and report to shareholders on the consolidated financial statements of the Company and its subsidiaries.

Representatives of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

With respect to the Company’s financial reporting process, the management of the Company has the primary responsibility for establishing and maintaining internal controls and preparing the Company’s consolidated financial statements. The independent registered public accounting firm, Ernst &Young LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is “independent” under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors. In the performance of its oversight function, the Audit Committee has:

•
Reviewed and discussed the audited financial statements with the independent registered public accounting firm and management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•
Discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•
Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm their independence;

•	Considered whether the provision of non-audit services is compatible with maintaining the independent registered public accountant’s independence; and
•	Concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the board has approved) that the audited financial statements for 2006 be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Audit Committee

Antonio Ginorio, Committee Chairman
Thomas S. Condit
T. Michael Scott

April 23, 2007

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
General Overview
The Compensation Committee of our Board of Trustees (the “Committee”), comprised of members previously identified, is responsible for establishing and implementing, and monitoring adherence with, the Company’s compensation philosophy. This responsibility also includes establishing and approving the compensation and benefit programs of all officers of ACPT, which the Committee believes is fair, reasonable and competitive. Additionally, the Committee seeks to maintain the continuity of our management team, and especially the continuity of our senior executive officers.

The Compensation Committee understands the unique nature of the Company’s diversified operations and relative size in the marketplace. Accordingly, the Compensation Committee considers, but does not rely heavily on comparative compensation data from one specific industry. Rather, the Compensation Committee utilizes comparative compensation data for publicly-held organizations of similar size in both the land development and REIT sectors. A variety of external compensation sources and data is used, which includes compensation information extracted from our identified peer group’s proxy statements. The peer group companies we specifically track include: Acadia Realty Trust; American Campus Communities; Associated Estates Realty Trust; Cedar Shopping Centers Inc.; Consolidated Tomoka Land Co.; Stratus Properties Inc.; and Tejon Ranch Co. These companies were chosen for comparison due to their relative size and/or their principal business.

Compensation Philosophy and Objectives
ACPT’s executive compensation program is designed to attract, retain and motivate highly qualified individuals for senior management positions whose goal is to achieve superior operating performance that is critical to the long term success of the company. This objective can best be obtained by developing both annual and long term goals and relating compensation to the progress made in meeting these goals. The compensation program for ACPT officers consists of a base salary adjusted annually and performance based compensation that includes bonuses and may include share based grants. In addition, with the exception of J. Michael Wilson, the Chief Executive Officer of ACPT, the officers are entitled to participate in the Company’s qualified defined contribution retirement plan. Stock price performance is reviewed for comparison to peer companies, but is not a significant factor in determining annual compensation due to the long range nature of land development and because the price of our common stock is subject to a variety of factors outside management’s control. For this reason, and because our Chief Executive Officer’s family owns a controlling interest in the Company, we do not rely heavily on share based compensation as a significant component of our compensation program.

In implementing this overall compensation philosophy for the Company’s named executive officers, the Committee believes that the Company must offer competitive total compensation to recruit key executive talent when necessary, and to provide meaningful rewards to our named executive officers so that they are encouraged to remain with the Company and work to enhance shareholder value. Specifically, the Committee seeks to provide base salaries in the upper quartile of the prevailing market practices and annual bonuses derived from progress made in achieving the management goals described in more detail below. In addition, the Committee seeks to provide moderate retirement and health and welfare benefits to the named executive officers in the context of their compensation program as the Committee considers these benefits to be important for each employee.

The Committee annually evaluates the Company’s performance, as well as the personal performance of the Chief Executive Officer and the other officers of the Company. After reviewing the compensation policies and the results of our survey of peer companies, the Committee has adopted guidelines for the determination of executive compensation. Comparisons with peer groups include trends in revenues, net income, dividends, share price and earnings per share evaluated on both an annual and five year basis. The Committee believes that it has designed and implemented a compensation structure that provides appropriate awards and incentives for the Company’s executive officers as they work to sustain and improve the Company’s overall performance. Compensation will be determined by assigning a base salary at the beginning of each calendar year and a bonus to be determined after year end based on the performance of each officer. The maximum bonus amount awarded to each executive will not exceed fifty percent of his or her base salary for the calendar year.

Role of Executive Officers in Setting Executive Compensation
The Compensation Committee approves all compensation awarded to ACPT’s named executive officers. The President and Chief Executive Officer make recommendations to the Committee regarding all compensation to be awarded to other officers, which are generally accepted by the Committee. These recommendations are based on salary information for comparable positions at other similarly sized, publicly traded companies, as well as individual performance. The Committee deliberates on and establishes the compensation of the President and Chief Executive Officer in executive session of the Committee, without the presence of the President or the Chief Executive Officer.

Elements of Compensation
Base Salary
The purpose of the base salary is to provide fair compensation for the responsibilities of each office and the market value of each position. Base salaries are determined annually by the performance in that position, by comparison with the compensation paid by our peer group companies reflected in their proxy statements and by other recognized business indices for comparable positions in the real estate industry. The Company believes that the retention of key executives stabilizes the Company and is consistent with the long term goals of the Company.

For 2006, the Committee reviewed the relevant market data and considered individual performance of the named executive officers, as well as certain other factors described below, and determined that the base salaries should be adjusted as follows:

Name	Title	2005 Base Salary	2006 Base Salary	% Change
J. Michael Wilson	Chairman & Chief Executive Officer	$350,000	$375,000	7.14%
Edwin L. Kelly	President & Chief Operating Officer	$375,300	$400,300	6.66%
Carlos R. Rodriguez	Executive Vice President	$260,300	$300,300	15.37%
Cynthia L. Hedrick	Executive Vice President and Chief Financial Officer	$225,300	$250,300	11.10%
Jorge Garcia Massuet	Vice President	$190,300	$200,300	5.25%

The Committee also considers the limited number of officers on staff and the wide range of responsibilities for each of these officers in determining the base salary adjustments. Mr. Wilson and Mr. Kelly received salary increases of 7.14% and 6.66%, respectively. These increases reflect our understanding of economic trends and the compensation of comparative executive positions. The Committee also noted that Mr. Wilson serves as Chairman of the Board of Trustees without additional compensation and does not participate in the Company’s retirement plan. The base salary increase of 15.37% for Mr. Rodriguez represented an incentive to retain his services for an additional year as a result of his expressed desire to relocate. Ms. Hedrick’s salary was increase by 11.10% due to increased responsibilities and time commitment required to satisfy the new and increasing SEC reporting requirements. The base salary adjustment of 5.25% for Jorge Garcia Massuet maintains his salary within the upper quartile of salaries for comparable positions. The Committee’s decisions regarding base salaries do not affect its decisions with regard to any other element of compensation (e.g., annual incentive amount or the amount of the long-term incentive award).

Annual Incentive Compensation
As described above, the Company’s compensation philosophy is to have a significant portion of the total compensation based on performance. The Committee has adopted a benchmark of fifty percent of base salary that may be awarded as an annual incentive bonus. Fifty percent was selected as a maximum bonus because the overall goal to enhance shareholder value is necessarily long range due to the process of land development. Annual bonuses are designed to reflect the progress made on these goals and are not considered the primary factor in determining total compensation.

Performance based incentives reflect both business and individual accomplishment. Incentives are tied to not only the Company’s operating results, but also to senior management’s ability to manage the Company effectively and create long term value for the shareholders. In this regard, assessment of performance should take into account factors, such as the impact of economic and industry trends in the Company’s business.

Management proposes annual performance goals which are reviewed by the Compensation Committee and either modified or approved by the Committee. These goals are divided into five major areas as follows:

•	Leadership
The goals in this area include the development of long range strategic plans, monitoring or modifying the company structure to maximize the benefit to shareholders, minimizing tax impact to shareholders, and promoting public relations and the company image.

•	Revenues and Earnings
The goals in this area include the development and sale of residential land and buildings, leasing of commercial and residential units, and maximizing net operating income from rental properties.

•	Cash Flow Management
The goals in this area include obtaining the best available bank loans where necessary for construction or working capital, refinancing of investment properties to obtain the best available long term rates and to provide cash for capital funding, managing cash flow to provide for acquisitions and return to shareholders.

•	Human Resources
The goals in this area include establishing a succession plan for key executives, evaluating employee benefits, hiring new staff where a need has been identified, training and expanding the responsibilities of employees.

•	Strategic Initiatives
The goals in this area include the development of new commercial and residential product, acquisition of investment properties and land available for future development, analyzing new opportunities and markets for the company.

While the Compensation Committee considered these performance factors in making individual compensation decisions, the Committee applied its own business judgment in making final determinations. The maximum bonus amount awarded to each executive will not exceed fifty percent of his or her base salary for the calendar year. For the year 2006, the total bonus awarded to the CEO and four other named executive officers represented 21.6% of total base salaries of these named executives, as detailed below on the Summary Compensation Table.

Long-Term Incentive Compensation
The Company has established a Share Incentive Plan, the details of which are discussed below under the heading “Share Incentive Plan.”  The Share Incentive Plan authorizes the Compensation Committee to determine the exercise price and manner of payment for Options and the base price for Share Appreciation Rights (“SARs”). The Compensation Committee also is authorized to determine the duration and vesting criteria for awards, including whether vesting will be accelerated upon a change in control of ACPT. As noted above, we do not rely heavily on share based compensation in our compensation program. For 2006, the Committee did not issue any equity compensation under the Share Incentive Plan.

Other Compensation
The Committee believes that an appropriate level of retirement and health and welfare benefits should be available to all employees, with no distinction made among any groups of employees other than as required by applicable tax rules. ACPT has established a qualified defined contribution retirement plan (the "Retirement Plan") for eligible employees of the Company. Employees are generally eligible to participate when they complete one year of service. Contributions from the Company to the plan are 5.7% of base salaries and wages not in excess of the U.S. Social Security taxable wage base, and 11.4% of salaries (limited to $220,000) that exceed that wage base. In addition, the Retirement Plan contains a profit sharing provision allowing ACPT to award annual cash bonuses to the officers and employees in reasonable amounts reflecting their contributions to the Company. The awards are determined by the Compensation Committee. A portion of each bonus is contributed on behalf of the employee to the Retirement Plan. No annual cash bonuses were made under the Retirement Plan in 2006. All of the named executive officers participate in the Retirement Plan except for the Chief Executive Officer.

Other perquisites are provided to certain named executive officers, primarily the payment of country club and other dues on behalf of the officers, use of Company automobiles or car allowance and cellular phones. The Committee believes that the perquisites offered represent market practice and serve to minimize distractions and enable the named executive officers to efficiently and effectively conduct business. The Committee also notes that these perquisites do not represent a significant portion of the named executive officers total compensation.

Change in Control Agreements
None of ACPT’s named executive officers have change of control agreements with the Company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the board of trustees of ACPT has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and, based on this review and discussions, the Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in ACPT’s proxy statement and annual report on Form 10-K.

Compensation Committee
Thomas J. Shafer, Committee Chairman
Thomas S. Condit
Antonio Ginorio
T. Michael Scott

SUMMARY COMPENSATION TABLE
The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the Company's last fiscal year.
Name & Principal Position	Year	Salary ($)	Annual Bonus ($)	Stock Awards ($)(1)	Other ($)(2)	Total Compensation ($)

J. Michael Wilson (3)	2006	375,000	95,000	--	--	470,000
Chairman & Chief Executive Officer

Edwin L. Kelly	2006	400,300	105,000	--	24,224	529,524
President & Chief Operating Officer

Carlos R. Rodriguez	2006	300,300	50,000	(1,287)	25,569	374,582
Executive Vice President

Cynthia L. Hedrick	2006	250,300	30,000	--	27,746	308,046
Executive Vice President & Chief Financial Officer

Jorge Garcia Massuet	2006	200,300	50,000	(573)	18,230	267,957
Vice President

(1)
No stock awards were granted in 2006. However, the outstanding SARs were re-measured for financial reporting purposes and the amount included above reflects the change in fair value recorded during the period as required by SFAS 123(R). The Company used the Black-Scholes model to value its SARs assuming a volatility of 44.72% and a risk free interest rate equally to the US Treasury Daily Yield Curve Rates as of December 31, 2006.

(2)		Detail of Other:
Name	Contribution to Qualified Defined Contribution Plan ($)	Country Club and Other Dues ($)	Car and Other Allowances ($)	Total Other ($)
J. Michael Wilson	--	--	--	--
Edwin L. Kelly	19,711	2,700	1,813	24,224
Carlos R. Rodriguez	19,711	5,858	--	25,569
Cynthia L. Hedrick	19,711	2,035	6,000	27,746
Jorge Garcia Massuet	17,430	800	--	18,230

(3)		J. Michael Wilson, the CEO of ACPT and President of IBC, is on the payroll of IBC. ACPT reimburses IBC for his services provided to ACPT.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Edwin L. Kelly
The Company entered into an employment agreement dated as of August 25, 1998 with Mr. Kelly, who serves as President and Chief Operating Officer of the Company and shall have primary responsibility for managing the day to day affairs of ACPT and its subsidiaries. Mr. Kelly’s initial base salary was $275,000, and is subject to review and increase, but not decrease, at the discretion of the Board of Trustees of ACPT. As of December 31, 2006, Mr. Kelly’s base salary was $400,000. The agreement provides for Mr. Kelly to be eligible for such bonus and other benefits as may be established and conferred upon comparable senior executives of the Company. In addition to his annual salary and benefits, Mr. Kelly is entitled to use of a company automobile, a cellular phone and payment of membership dues in a country club.

The agreement contains a customary non-disclosure provision effective during the period of his employment and for a period of three years thereafter.

Carlos R. Rodriguez
The Company has executed an employment agreement dated as of April 20, 2006 with Mr. Rodriguez, who serves as president of the Company’s subsidiary, IGP Group, Corp. The agreement provides for an initial term expiring June 30, 2007, subject to extension at the Company’s option. The Company opted to extend Mr. Rodriguez’s contract for an additional six months to December 31, 2007. Unless the agreement is earlier terminated, upon expiration of the term of the agreement, as extended, Mr. Rodriguez has agreed to serve as a consultant, performing not more than 250 hours of services in any 12 month period, until December 31, 2010.

Mr. Rodriguez’s initial base salary is $300,000, and is subject to review and increase, but not decrease, in the discretion of the Board of Trustees. The agreement provides for Mr. Rodriguez to be eligible for such bonus and other benefits as may be established and conferred upon comparable senior executives of the Company. Under the terms of the agreement, Mr. Rodriguez will be paid an annual fee of $100,000 for the period he serves as a consultant following expiration of the term of his employment. Total consulting fees for the three year period are estimated to be $300,000.

The employment agreement contains a non-competition and non-solicitation provision pursuant to which Mr. Rodriguez has agreed that he will not, until June 30, 2010, provide services to, or become engaged in any capacity, including as a principal, agent, shareholder (other than as a passive investor of less than 5% of the outstanding stock of any public company), consultant, employee, lender or surety, in, any entity that competes with the Company or its subsidiaries in Puerto Rico. Mr. Rodriguez has also agreed that, during this period, he will not hire or attempt to hire any person who, during the year prior to the termination of Mr. Rodriguez’s employment with the Company, was serving as an employee, director or trustee of the Company or any subsidiary, or otherwise solicit or induce any such person to terminate his or her service with the Company. The non-competition and non-solicitation provisions terminate upon the termination of the employment agreement by Mr. Rodriguez upon a breach by the Company of its obligations thereunder.

Jorge Garcia Massuet
                Mr. Garcia entered into an employment agreement with Interstate General Properties Limited Partnership, S.E. (IGPLP), a wholly-owned subsidiary of ACPT, on May 12, 2004.  Pursuant to this agreement, Mr. Garcia will serve as Vice President of Construction of IGPLP and have primary responsibility for managing the construction and development of the real estate assets of the Company in Puerto Rico.  Mr. Garcia will receive an annual base salary of $185,000, which salary may be increased at the discretion of the Compensation Committee of the Board of Trustees of ACPT.  In addition to his annual salary and benefits, Mr. Garcia is entitled to use of a company automobile, a cellular phone and payment of membership dues in a country club.  Mr. Garcia’s employment under this agreement shall continue until his death, resignation or termination by the Board of Trustees of ACPT.

The agreement contains a customary non-disclosure provision effective during the period of his employment and for a period of three years thereafter.

SHARE INCENTIVE PLAN

Under the Share Incentive Plan, the Compensation Committee of the Board of Trustees may grant to key employees the following types of Share-based incentive compensation awards ("Awards"): (i) options to purchase a specified number of Common Shares ("Options"), (ii) Common Shares that vest upon the occurrence of certain vesting criteria ("Restricted Shares"), or (iii) SARs that entitle the holder to receive upon exercise an amount payable in cash, Common Shares or other property (or any combination of the foregoing) equal to the difference between the market value of Common Shares and a base price fixed on the date of grant. A total of 208,000 Common Shares have been reserved for issuance under the Share Incentive Plan.

As noted earlier, no equity shares were issued in 2006 to the Named Executive Officers during the same period. However, certain Named Executive Officers hold previously issued SARs pursuant to ACPT's Share Incentive Plan. The following table summarizes these SARs exercised during 2006 and presents the amount of unexercised SARs held by the Named Executive Officers at fiscal year end. The details relating to the SARs remaining outstanding and exercised as of and for the year ended December 31, 2006, are presented below.

                OUTSTANDING STOCK APPRECATION RIGHTS AT FISCAL YEAR END
Name	Securities Underlying Unexercised SARs (#) Exercisable	Securities Underlying Unexercised SARs (#) Unexercisable	SARs Exercise Price ($)	SARs Expiration Date

J. Michael Wilson	--	--	--	--
Edwin L. Kelly	--	--	--	--
Carlos R. Rodriguez	10,000	--	40,000	4/30/2011
Cynthia L. Hedrick	--	--	--	--
Jorge Garcia Massuet	4,000	--	16,000	4/30/2011

                 STOCK APPRECIATION RIGHTS EXERCISES
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)

J. Michael Wilson	--	--
Edwin L. Kelly	--	98,880
Carlos R. Rodriguez	--	--
Cynthia L. Hedrick	--	49,440
Jorge Garcia Massuet	--	--

(a)	No shares were issued upon exercise of SARs. The rights were satisfied with cash.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

As noted above, none of ACPT’s named executive officers have change of control agreements with the Company. However, the employment agreements noted above include certain termination provisions as follows:

Edwin L. Kelly
Mr. Kelly’s employment agreement may be terminated by either party upon 90 days prior written notice and terminates automatically upon the death or disability of Mr. Kelly. If the agreement terminates due to death or disability, the Company will pay Mr. Kelly or his estate the base salary for the six months following such termination, estimated to be approximately $200,000 as of December 31, 2006.

In addition, the Company may terminate the employment agreement for “cause.” As defined in the employment agreement, “cause” means the executive’s (i) willful, reckless or grossly negligent inattention to his duties or responsibilities to the Company and its subsidiaries, (ii) unethical conduct relating to the performance of his duties and responsibilities, (iii) repeated disregard for the written rules, policies and regulations of the Company, (iv) conviction of a felony or other criminal offense relating to fraud or theft, (v) repeated failure or refusal to perform employment obligations under the agreement or (vi) breach of his obligations, including without limitation the non-compete provision described below, under the employment agreement.  In the event of termination for cause, all salary and benefit payments cease immediately.

If the Company terminates the employment agreement other than for cause, or if Mr. Kelly terminates the agreement upon any breach by the Company of its obligations thereunder, the Company will pay the executive’s base salary and benefits for a period of 24 months following such termination, estimated to be approximately $800,000 as of December 31, 2006.

Carlos R. Rodriguez
Upon expiration of the term of the agreement, as extended, Mr. Rodriguez has agreed to serve as a consultant, performing not more than 250 hours of services in any 12 month period, until December 31, 2010. Following expiration of the term of his employment, Mr. Rodriguez will be paid an annual fee of $100,000 for the period he serves as a consultant. Total consulting fees for the three year period are estimated to be $300,000.

Mr. Rodriguez’s employment agreement may be terminated by either party upon 90 days prior written notice and terminates automatically upon the death or disability of Mr. Rodriguez. If the agreement terminates due to death or disability, the Company will pay Mr. Rodriguez or his estate the base salary or consulting fees otherwise scheduled to be paid for the six months following such termination, estimated to be approximately $150,000 as of December 31, 2006.

In addition, the Company may terminate the employment agreement for “cause.” As defined in the employment agreement, “cause” means the executive’s (i) willful, reckless or grossly negligent inattention to his duties or responsibilities to the Company and its subsidiaries, (ii) unethical conduct relating to the performance of his duties and responsibilities, (iii) repeated disregard for the written rules, policies and regulations of the Company, (iv) conviction of a felony or other criminal offense relating to fraud or theft, (v) repeated failure or refusal to perform employment obligations under the agreement or (vi) breach of his obligations, including without limitation the non-compete provision described below, under the employment agreement.  In the event of termination for cause, all salary and benefit payments cease immediately.

If the Company terminates the employment agreement other than for cause, or if Mr. Rodriguez terminates the agreement upon any breach by the Company of its obligations thereunder, the Company will pay the executive’s base salary for the remainder of the year of termination plus one additional year; provided that if Mr. Rodriguez terminates the agreement during the consultancy period, the Company will pay all consultant fees for the remainder of the consultancy period. Depending on which provision of the agreement applies, we estimate that the range of potential payment would be between $300,000 and $600,000 as of December 31, 2006.

Jorge Garcia Massuet
Mr. Garcia’s employment agreement may be terminated by either party for any reason upon 60 days prior written notice to the other.  The employment agreement automatically terminates upon the death or disability of Mr. Garcia, in which case the Company shall pay to Mr. Garcia or his estate, a pro-rated portion of the base salary for a period of six months following the termination as well as benefits for that six-month period, estimated to be approximately $100,000 as of December 31, 2006.

In addition, the Company may terminate the employment agreement immediately for “cause.”  As defined in the employment agreement, “cause” means the executive’s (i) willful, reckless or negligent inattention of the welfare of the Company and its subsidiaries, (ii) unethical conduct, (iii) repeated disregard for the written rules, policies and regulations of the Company, (iv) conviction of a felony or other criminal offense relating to fraud or theft, or (v) repeated failure or refusal to perform employment obligations under this agreement.  In the event of termination for cause, all salary and benefit payments cease immediately.

Mr. Garcia may terminate the employment agreement immediately upon any breach by the Company of any of its obligations under the agreement. In the event of a termination by Mr. Garcia or termination of the employment agreement by the Company for any reason other than cause, the Company shall pay to Mr. Garcia his base salary and benefits for a period of 24 months following such termination, estimated to be approximately $400,000 as of December 31, 2006.

COMPENSATION OF TRUSTEES

The Company pays its Trustees who are not employees of the Company or any of its affiliates fees for services as trustees. Trustees receive fees of $6,500 per quarter plus $1,400 per Board meeting and an additional $500 fee for each telephonic meeting. The Chairman of the Audit Committee receives an additional $1,400 per meeting. The Trustees are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

The following table summarizes Trustee compensation:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)	All Other Compensation ($)(B)	Total ($)
Thomas J. Shafer	35,500	42,880	60,640	139,020
T. Michael Scott	33,100	41,760	640	75,500
Antonio Ginorio	42,500	41,480	640	84,620
Thomas S. Condit	35,500	42,880	640	79,020

(A)
On August 28, 2006, the Company awarded 8,000 shares to each of its four non-employee Trustees pursuant to the Trustee Share Incentive Plan. The shares vest annually at a rate of 1,600 per year, per Trustee, with the initial tranche of shares vesting immediately at the grant date. In accordance with SFAS 123(R), the company measured total compensation cost at the grant date fair value. The $42,880 included above for each Trustee represents the SFAS 123(R) expense recognized for financial reporting purposes. In addition, Mssrs. Scott and Ginorio had 8,000 and 10,000, respectively, vested SARs outstanding, which were re-measured for financial reporting purposes and the amount included above reflects the change in fair value recorded during the period as required by SFAS 123(R).

(B)
Each of the four trustees received $640 related to dividends paid on the restricted share grant noted in (A) above. In addition, Mr. Shafer received $60,000 related to a consulting agreement with the Company which is discussed further below under the heading “Compensation Committee Interlocks and Insider Participation”

Trustee Share Incentive Plan. The Trustee Share Incentive Plan authorizes the Board of Trustees, in its discretion, to grant to eligible trustees, awards of the same type and terms as the awards available under the Employee Share Incentive Plan discussed in this Proxy Statement under "Executive Compensation". Only trustees who are not employees of ACPT or any affiliated company are eligible to receive awards under the Trustee Share Incentive Plan. An aggregate of 52,000 Common Shares has been reserved for issuance under the Trustee Share Incentive Plan. During 2001, Thomas J. Shafer, T. Michael Scott and Antonio Ginorio were awarded 10,000 SARs each that entitle the holder to receive upon exercise an amount payable in cash, common shares or other property equal to the difference between the market value of common shares and a base price fixed on the date of grant. The base price is $4.00 per SAR, with the SARs vesting in equal annual installments for five years commencing in 2002. Also under this plan, 1,600 unregistered shares were awarded to each non-employee Trustee in June 2005.

EQUITY COMPENSATION PLAN INFORMATION

As described previously, shares are available for issuance under the Employee Share Incentive Plan and the Trustee Share Incentive Plan. The following information in the table below is as of December 31, 2006:

Equity Compensation Plan Information
	Number of Securities to be	Weighted-Average Exercise	Number of securities Remaining Available for
	Issued Upon Exercise of	Price of Outstanding Options,	Future Issuance Under Equity Compensation
	Outstanding Options, Warrants	Warrants and Rights	Plans (Excluding Securities Reflected in
Plan Category	and Rights		Column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans
Approved by share holders	--	$ --	--

Equity compensation plan not
Approved by shareholders - Employee Share Incentive Plan (1)	14,400	$4.00	193,600

Equity compensation plan not
Approved by shareholders - Trustee Share Incentive Plan (1)	18,000	$4.00	400

Total	32,400	$4.00	198,400

(1) ACPT maintains an employee share incentive plan and a trustee share incentive plan ("Plans") that have a total of 32,400 outstanding incentive rights that do not bear an exercise price, but rather a base price of $4 as of December 31, 2006. These rights entitle the holder to receive, upon exercise, an amount payable in cash, shares or other property (or any combination thereof) equal to the difference between the 20 day average market value of the shares, which was $19.58 as of December 31, 2006, and the base price. Historically, the obligations have been satisfied with cash.

(2) Shares remaining have been reduced, assuming SARs are converted for shares, however, these obligations have historically been satisfied with cash. Shares remaining are also available for issuance of restricted shares as provided for under the Incentive Plans.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Shares by each of the Company's trustees, the Company's Chief Executive Officer, each of the four most highly compensated executive officers who were serving as executive officers at the end of 2006, other than the Company's Chief Executive Officer, all trustees and current executive officers as a group and each person who is known by the Company to beneficially own more than five percent of any class of the Company's voting securities as of April 6, 2007. The Company has relied upon information supplied by its officers, trustees, and certain shareholders and upon information contained in filings with the SEC. Except as otherwise noted below, the address of each person listed in the following table is: c/o American Community Properties Trust, 222 Smallwood Village Center, St. Charles, MD 20602.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of All Shares of Common Stock

J. Michael Wilson, (1)(2)(4)	107,747	2.06
Edwin L. Kelly	54,607	1.04
Carlos R. Rodriguez	--	--
Cynthia L. Hedrick	--	--
Jorge Garcia Massuet	--	--
Thomas J. Shafer	14,600	*
T. Michael Scott	11,600	*
Antonio Ginorio	10,600	*
Thomas S. Condit	9,600	*
All trustees and executive officers of ACPT as a group (15 persons)(2)	214,854	4.11
The Wilson Group (1) 222 Smallwood Village Center St. Charles, MD 20602	2,650,720	50.68
Interstate Business Corporation (1)(3)(4) 222 Smallwood Village Center St. Charles, MD 20602	1,549,976	29.64
Wilson Securities Corporation (1)(3)(4) 222 Smallwood Village Center St. Charles, MD 20602	545,673	10.43
Paul J. Isaac (6) 75 Prospect Avenue Larchmont, New York 10538	510,998	9.77
Robert Chapman (5) Pacific Corporate Towers, 13th Floor 222 N. Sepulveda Blvd. El Segundo, CA 90245	483,200	9.23

* Less than 1%.

(1)
The Wilson Group is comprised of James J. Wilson and his wife, Barbara A. Wilson; their six children, J. Michael Wilson (CEO and Chairman of ACPT), Thomas B. Wilson, Kevin J. Wilson, Elizabeth W. Weber, Mary P. Wilson and Brian J. Wilson; Interstate Business Corporation; Wilson Securities Corporation; and Wilson Family Limited Partnership. The Wilson Group, collectively, has voting and dispositive control through direct and indirect ownership of 51% of ACPT's outstanding shares as reflected in the Wilson Group's Schedule 13D. The members of the group periodically meet to discuss matters relating to their ownership of ACPT and may from time to time act together with respect to the voting or disposition of common shares. However, there is no formal arrangement among the members of the group in regard to their voting and dispositive voting rights and, accordingly, the group members may not always act together with respect to the common shares.

(2)
Includes 21,350 shares attributable to ACPT shares held by the Wilson Family Limited Partnership. J. Michael Wilson is a General Partner of the Wilson Family Limited Partnership. The management and control of the business and affairs of the partnership are vested jointly in the General Partners, thus J. Michael Wilson shares voting and dispositive power over Common Shares owned by the Wilson Family Limited Partnership.

(3)	Interstate Business Corporation and Wilson Securities Corporation are owned by certain members of the Wilson Family, including J. Michael Wilson.
(4)	These persons are members of the Wilson Group and their shares are also included with the Wilson Group.
(5)
Based on information provided in December 2005, Robert Chapman, through Chapman Capital LLC, has beneficial ownership of 483,200 shares that are directly owned by: (i) Westlake Real Estate LLC (97,163 shares), (ii) Smallwood Real Estate LLC (98,080 shares), (iii) Fairway Real Estate LLC (96,485 shares), (iv) Piney Reach Real Estate LLC (95,470 shares) and (v) Wooded Glen Real Estate LLC (96,002 shares).

(6)
Based on a Schedule 13D/A filed December 6, 2005 and subsequent information provided by the shareholder’s broker, Paul Isaac directly owns 73,450 shares and has beneficial ownership of 437,548 shares that are directly owned by: (i) Isaac Brothers LLC (220,200 shares); (ii) Arbiter Partners LP (115,698 shares); (iii) Karen Isaac (wife) and 3 children (101,650).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payments to IBC for Services Provided by J. Michael Wilson

J. Michael Wilson, the Chief Executive Officer of ACPT and President of IBC, is on the payroll of IBC. During 2006, ACPT reimbursed IBC $470,000 for his services provided to ACPT. IBC is owned by the Wilson Group, beneficial owners of 51% of ACPT’s outstanding shares.

Lease Agreement
On September 1, 2006, the Company, through one of its Puerto Rican subsidiaries, Escorial Office Building I, Inc. (“Landlord”), executed a lease with Caribe Waste Technologies, Inc. (“CWT”), a Company owned by the J. Michael Wilson Family. The lease provides for 1,842 square feet of office space to be leased by CWT for five years at $19.00 per rentable square foot. The company provided CWT with an allowance of $9,000 in tenant improvements which are being amortized over the life of the lease. In addition, CWT shall have the right to terminate this lease at any time after one year, provided it gives Landlord written notice six (6) months prior to termination. The lease agreement is unconditionally guaranteed by IBC, a company owned by the J. Michael Wilson Family.

Property Management Services

During 2006, ACPT provided management services to one multifamily apartment project in which ACPT is not the general partner and IBC or an IBC related entity holds an ownership interest. The management contract provided for fees of 4.5% of collected rents. Total fees earned from this property in 2006 were $240,863. Effective February 28, 2007, the Company’s management agreement with this project was terminated upon the sale of the project to a third party.

Consulting Agreement

American Rental Management Company ("American Management"), a wholly owned subsidiary of ACPT, entered into a consulting and retirement compensation agreement with IGC's founder and Chief Executive Officer, James J. Wilson, effective October 5, 1998 (the “Consulting Agreement). The Consulting Agreement provides for annual cash payments during the first two years of $500,000 and annual cash payments for eight years thereafter of $200,000. However, if Mr. Wilson dies or ACPT is sold during the term of the Consulting Agreement, the agreement provides for a lump sum payment equal to the lesser of $400,000 or the aggregate of annual payments then payable under the agreement. During the Consulting Agreement term, Mr. Wilson will remain available to provide consulting services requested from time to time by the Board of Trustees, including strategic planning and transaction advisory services. Pursuant to the Consulting Agreement, American Rental Management Company will reimburse the reasonable costs and expenses incurred by Mr. Wilson in providing requested consulting services. At the request of Mr. Wilson, ACPT has been making payments under this Consulting Agreement to IGC. Mr. Wilson is the father of J. Michael Wilson, Chairman and Chief Executive Officer of the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company. Thomas J. Shafer, Trustee, provides engineering and consulting services to the Company pursuant to a consulting agreement between the Company and Mr. Shafer. During 2006, Mr. Shafer was paid $5,000 per month for these services. The agreement may be terminated by either party upon thirty days' notice. The Board has determined that Mr. Shafer's provision of services pursuant to his consulting agreement is not a "material" relationship within the meaning of the American Stock Exchange's listing rights. There are no interlocking relationships as defined in the applicable SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's trustees, officers, and persons who beneficially own more than ten percent of ACPT's Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ACPT. Trustees, officers and greater than ten percent shareholders are required by SEC regulation to furnish ACPT with copies of all Section 16(a) forms they file.

Based solely on review of the copies of these reports furnished to the Company during and with respect to the fiscal year ended December 31, 2006 and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2006.

ANNUAL REPORT

The Company's audited financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2006, are included in the Company's Annual Report, which is being mailed to all shareholders with this proxy statement.

Additional copies of the Annual Report and the Company's 2006 Form 10-K are available without charge on the Company's website at www.acptrust.com or upon written request to American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland 20602, Attention: Director of Investor Relations.

SHAREHOLDER PROPOSALS AND ADVANCE NOTICE PROVISIONS

Proposals for Inclusion in 2008 Proxy Materials

If any shareholder intends to submit a proposal for consideration at the Company's 2008 Annual Meeting of Shareholders, such proposal must be received by the Secretary of the Company no later than December 21, 2007, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board of Trustees in connection with that meeting. Shareholder proposals should be submitted to American Community Properties Trust, Attn: Cynthia L. Hedrick, Secretary, 222 Smallwood Village Center, St. Charles, Maryland, 20602. Such a proposal must contain a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, and all other information required to be presented pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In accordance with our Bylaws, the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made also must provide (x) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (y) the number of each class of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

Trustee Nominations and Other Proposals to be Addressed at the 2008 Annual Meeting

The Bylaws of the Company provide a formal procedure for bringing business before the annual meeting of shareholders that also applies to matters that shareholders wish to present, but do not wish to be considered for inclusion in the proxy statement and form of proxy. A shareholder proposing to present a matter before the 2008 annual meeting but not have the proposal considered for inclusion in the proxy materials is required to deliver notice thereof in writing to the Secretary of the Company at the principal executive offices of the Company no earlier than March 10, 2008 and no later than April 11, 2008. If the date of the 2008 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of this year's annual meeting of shareholders, for the notice by the shareholder to be considered timely, it must be delivered to the Secretary of the Company on the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, the same type of information required for proposals to be considered for inclusion in the proxy materials under the prior paragraph.

Discretionary Authority

Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Company after March 6, 2008 of an intent to present a proposal at the Company's 2008 annual meeting of shareholders (and for any reason the proposal is voted upon at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Communicating with the Board of Trustees

Any shareholder who wishes to communicate to the entire Board of Trustees of the Company, or to any individual trustee, whether or not in relation to a shareholder nomination or a shareholder proposal, may send that communication in writing to the Secretary of the Company at the address provided in the paragraph above and it will be forwarded to the appropriate member (s) of the Board. All written shareholder communications to the Board of Trustees will be forwarded to the designated recipients.

Other Matters

The Board of Trustees does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

Expenses of Solicitation

The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's shares. The Company anticipates these fees and expenses will be approximately $6,500.

Cynthia L. Hedrick
Secretary

AMERICAN COMMUNITY PROPERTIES TRUST
Proxy for Meeting of ACPT Shareholders on June 6, 2007

The undersigned, a shareholder of American Community Properties Trust, (the "Company") hereby appoints Edwin L. Kelly and Cynthia L. Hedrick, and each of them individually, as Proxies to represent and vote all of the Company's Common Shares held of record by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, on Wednesday, June 6, 2007 at 10:00 a.m., EDT, or at any adjournment or postponement thereof, as follows on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) BELOW, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES". THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

1.	To elect two trustees of the Company for a three-year term to expire at the 2010 Annual Meeting of Shareholders.

Nominees: (a) J. Michael Wilson and (b) Thomas J. Shafer

[ ] FOR ALL NOMINEES  [ ] WITHHELD FROM ALL NOMINEES

[ ] _______________________________________________
For all nominees except as noted above

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 23, 2007.

Please complete, sign, and date this proxy card and return it promptly in the enclosed postage prepaid envelope or otherwise to P.O. Box 2637, Waldorf, Maryland 20604.

_______________________________________ Name of Shareholder	______________________ Number of Shares Held
_______________________________________ Signature	______________________, 2007 Date
_______________________________________ Title or Authority, if applicable

Note:
If Shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title. A partnership should sign in the partnership name by an authorized person. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY